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Exhibit 99.4

        LEXAR MEDIA, INC.

Special Meeting of Stockholders —                        , 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Eric B. Stang, Michael P. Scarpelli and Eric S. Whitaker, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.0001 par value per share, of Lexar Media, Inc. (the "Corporation") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation (the "Meeting") to be held on            ,                         , 2006, at    :    p.m., local time, at the Fremont Marriott, 46100 Landing Parkway, Fremont, California and at any adjournment thereof.

        This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment thereof in the manner described herein. If no contrary indication is made, the proxy will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to grant discretionary authority to adjourn the Meeting, if necessary, to solicit additional proxies.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE RESERVE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

Lexar's Board of Directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to grant discretionary authority to adjourn the Meeting, if necessary, to solicit additional proxies.	Mark Here For Address Change or Comments	☐

PLEASE SEE REVERE SIDE

1.	PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 8, 2006, BY AND AMONG MICRON TECHNOLOGY, INC., MARCH 2006 MERGER CORP., A WHOLLY OWNED SUBSIDIARY OF MICRON, AND THE CORPORATION.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO ADJOURN THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF ADOPTING THE MERGER AGREEMENT.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name appears on this Proxy. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this Proxy.

Signature:	Date:

Printed Name:	Address:

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IF YOU ELECT TO VOTE BY MAIL, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

(Reverse Side)

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  Exhibit 99.4